Exhibit 10.1
SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of December 21, 2009, by and between Bluefly, Inc., a Delaware corporation (the “Company”), and Rho Ventures VI, L.P., a Delaware limited partnership (the “Purchaser”).

RECITALS

A.           The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.           The Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, an aggregate of 8,823,529 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company.

C.           Subject to the terms and conditions set forth herein, 2,786,337 shares of Common Stock (the “Initial Shares”) will be issued and sold to the Purchaser on the Initial Closing Date (as defined below) for a purchase price of $1.70 (the “Initial Purchase Price”).

D.           Subject to the terms and conditions set forth herein, 6,037,192 shares of Common Stock (the “Remaining Shares”) will be issued and sold to the Purchaser on the Second Closing Date (as defined below) for a purchase price of $1.70 (the “Remaining Purchase Price”)

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against the Company or any of its properties or any officer, director or employee of the Company acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Acquisition Agreement” has the meaning set forth in Section 4.3(d).

“Acquisition Proposal” means any, inquiry, indication of interest, proposal or offer for any transaction or series of related transactions involving (i) a merger, tender offer, recapitalization, reorganization, liquidation, dissolution, business combination or consolidation, or any similar transaction, involving the Company, (ii) a sale, lease, license, exchange, mortgage, pledge, transfer or other acquisition of assets that constitute at least 15% of the assets of the Company, or (iii) a purchase, tender offer or other acquisition (including by way of merger, consolidation, stock exchange or otherwise) of beneficial ownership (the term “beneficial ownership” for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act and the rules and regulations thereunder) of securities representing 15%

or more of the voting power of the Company; provided, however, that the term “Acquisition Proposal” shall not include the transactions contemplated by this Agreement and the Transaction Documents.

“Adverse Recommendation Change” has the meaning set forth in Section 4.3(c).

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.  With respect to the Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing Capitalization Table” has the meaning set forth in Section 2.2(a)(ix).

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Company Counsel” means Dechert LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Intellectual Property” has the meaning set forth in Section 3.1(x).

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement.

“Company Party” has the meaning set forth in Section 4.9(b).

“Company Recommendation” has the meaning set forth in Section 4.2(a).

“Company Stockholder Meeting” has the meaning set forth in Section 4.2(a).

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Contract” has the meaning set forth in Section 3.1(n).

“Control” (including the terms “controls”, “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“DTC” has the meaning set forth in Section 4.1(c).

“Environmental Laws” has the meaning set forth in Section 3.1(l).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Existing Stockholder” means each of Quantum Industrial Partners LDC, a Cayman Islands limited duration company, SFM Domestic Investments LLC, a Delaware limited liability company, Maverick Fund USA, Ltd., a Texas limited partnership, Maverick Fund, L.D.C., a Cayman Islands exempted limited duration company, Maverick Fund II, Ltd., a Cayman Islands exempted company, Prentice Capital Partners, LP, a Delaware limited partnership, Prentice Capital Partners QP, LP, a Delaware  limited partnership, Prentice Capital Offshore, Ltd., a Cayman Islands corporation, GPC XL III, LLC, a Delaware limited liability company, PEC I, LLC, a Delaware limited liability company, and S.A.C. Capital Associates, LLC, an Anguillan limited liability company.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, Lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above.

“Indemnified Person” has the meaning set forth in Section 4.9(c).

“Indemnifying Person” has the meaning set forth in Section 4.9(c).

“Information Statement” has the meaning set forth in Section 4.2(a).

“Initial Closing” has the meaning set forth in Section 2.1(b).

“Initial Closing Date” has the meaning set forth in Section 2.1(b).

“Initial Filing Date” has the meaning set forth in Section 4.2(a).

“Initial Purchase Price” has the meaning set forth in the Recitals.

“Initial Shares” has the meaning set forth in the Recitals.

“Insider” means (i) any Existing Stockholder, (ii) any existing officer or director of the Company, (iii) any Member of the Immediate Family of any Existing Stockholder or (iv) any entity in which any of the Persons described in clause (i), (ii)  or (iii) owns any beneficial interest (other than less than one percent of the outstanding shares of capital stock of any corporation whose stock is listed on a Trading Market).

“Intellectual Property” has the meaning set forth in Section 3.1(x).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Lock Up Agreements” means the lock up agreements dated the date hereof in the form attached hereto as Exhibit D executed and delivered by the current officers and directors of the Company.

“Management Rights Letter” means the management rights letter dated the date hereof and attached hereto as Exhibit E.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, business, condition (financial or otherwise) or liabilities (including contingent liabilities), or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Material Contract” means any contract of the Company that was filed or required to be filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K, other than any contract which has expired by its terms and does not provide for the continuation of any material obligation on the part of the Company following the date hereof.

“Material Permits” has the meaning set forth in Section 3.1(u).

“Member of the Immediate Family” of a Person means a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, and brother- or sister-in-law of such Person.

“Notes” means, collectively, (i) the Convertible Promissory Note, dated as of July 23, 2008, issued by the Company in favor of Maverick Fund USA Ltd., (ii) the Convertible Promissory Note, dated as of July 23, 2008, issued by the Company in favor of Maverick Fund, L.D.C., (iii) the Convertible Promissory Note, dated as of July 23, 2008, issued by the Company in favor of Maverick Fund II, Ltd., (iv) the Convertible Promissory Note, dated as of July 23, 2008, issued by the Company in favor of Quantum Industrial Partners, LDC and (v) the Convertible Promissory Note, dated as of July 23, 2008, issued by the Company in favor of SFM Domestic Investments, LLC.

“Outside Date” means the third day following the date of this Agreement; provided that if such day is not a Business Day, the first day following such day that is a Business Day.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Press Release” has the meaning set forth in Section 4.8.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Initial Closing Date, shall be the NASDAQ Capital Market.

“Proceeding” means an Action, whether commenced or threatened.

“Proxy Statement” has the meaning set forth in Section 4.2(a).

“Purchaser” shall have the meaning ascribed to such term in the Preamble.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Purchaser Party” has the meaning set forth in Section 4.9(a).

“Qualified Bidder” has the meaning set forth in Section 4.3(b).

“Registration Rights Agreement” means the registration rights agreement dated the date hereof and attached hereto as Exhibit B.

“Registration Statement” means a registration statement covering the resale by the Purchaser of the Shares.

“Regulation D” has the meaning set forth in the Recitals.

“Remaining Purchase Price” has the meaning set forth in the Recitals.

“Remaining Shares” has the meaning set forth in the Recitals.

“Representatives” has the meaning set forth in Section 4.3.

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Second Closing” has the meaning set forth in Section 2.1(c).

“Second Closing Date” has the meaning set forth in Section 2.1(c).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(iv).

“Securities Act” has the meaning set forth in the Recitals.

“Shares” has the meaning set forth in the Recitals.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Stockholder Approval Date” has the meaning set forth in Section 4.3(b).

“Stockholder Approval Condition” has the meaning set forth in Section 5.3(a).

“Stockholder Meeting Date” has the meaning set forth in Section 4.2(a).

“Subsequent Determination Notice” has the meaning set forth in Section 4.3(d).

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Superior Proposal” shall mean any written Acquisition Proposal (with all references to 15% in the definition of Acquisition Proposal being treated as references to “all or substantially all” for these purposes) made by a third party that the Company’s Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, is fully financed or that has committed financing, is reasonably capable of being consummated, and if consummated would be more favorable from a financial point of view to the Company’s stockholders than the transactions contemplated by this Agreement, taking into account all financial, regulatory, legal and other aspects of such Acquisition Proposal, including, without limitation, the likelihood of consummation.

“Trading Affiliate(s)” has the meaning set forth in Section 3.2(i).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided , that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Registration Rights Agreement, the Lock Up Agreements, the Management Rights Letter, the Voting Agreement, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer and Trust Company, or any successor transfer agent for the Company.

“Voting Agreement” means the amended and restated voting agreement dated the date hereof and attached hereto as Exhibit C.

ARTICLE II
PURCHASE AND SALE

2.1        Purchase and Sale of Shares.

(a)           Amount.  Subject to the terms and conditions set forth in this Agreement, at the Initial Closing (as defined below) the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Initial Shares.  In addition, the Purchaser agrees to purchase at the Second Closing (as defined below), contingent solely upon the satisfaction of the conditions to the Second Closing contained in Section 5.3 of this Agreement, and the Company agrees to sell and issue to the Purchaser at the Second Closing, the Remaining Shares.

(b)           Initial Closing.  The closing of the purchase and sale of the Initial Shares (the “Initial Closing”) shall be take place at the offices of Company Counsel, 1095 Avenue of the Americas, New York, New York or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree at 10:00 a.m., Eastern Standard Time, on the date hereof (the “Initial Closing Date”).

(c)           Second Closing.  The closing of the purchase and sale of the Remaining Shares (the “Second Closing”) shall be take place at the offices of Company Counsel or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree, no later than three Trading Days following the satisfaction of the Stockholder Approval Condition (the “Second Closing Date”).

2.2        Initial Closing Deliveries.

.
(a)           On or prior to the Initial Closing, the Company shall issue, deliver or cause to be delivered to the Purchaser the following (the “Company Deliverables”):

(i)             this Agreement, duly executed by the Company;

(ii)            a copy of the Company’s irrevocable instructions to the Transfer Agent, acknowledged by the Transfer Agent, instructing the Transfer Agent to deliver, on an expedited basis, one or more stock certificates, free and clear of all restrictive and other legends (except as provided in Section 4.1(b) hereof), evidencing the Initial Shares subscribed for by Purchaser hereunder, registered in the name of the Purchaser as set forth on the Stock Certificate Questionnaire included as Exhibit A-2 hereto, with the original stock certificates sent to the Purchaser within three (3) Business Days of the Initial Closing;

(iii)            a legal opinion of Company Counsel, dated as of the Initial Closing Date, executed by such counsel and addressed to the Purchaser;

(iv)            a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Initial Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Shares, (b) certifying the current versions of the certificate of incorporation, as amended, and by-laws, as amended, of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(v)            the Compliance Certificate referred to in Section 5.1(g);

(vi)           a certificate evidencing the formation and good standing of the Company in the State of Delaware issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within two (2) Business Days of the Initial Closing Date;

(vii)           a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the States of New York and Ohio, as of a date within three (3) Business Days of the Initial Closing Date;

(viii)           a certified copy of the certificate of incorporation, as certified by the Secretary of State of the State of Delaware, as of a date within three (3) Business Days of the Initial Closing Date;

(ix)           a true and accurate pro forma capitalization table of the Company in Microsoft Excel format setting forth the aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options, warrants and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) as of the Initial Closing Date (the “Closing Capitalization Table”);

(x)             a fully executed Registration Rights Agreement;

(xi)            a fully executed Voting Agreement;

(xii)            fully executed Lock Up Agreements; and

(xiii)           the Management Rights Letter, duly executed by the Company.

(b)           At the Initial Closing, the Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)              this Agreement, duly executed by the Purchaser;

(ii)             the Initial Purchase Price in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to the Purchaser by the Company for such purpose; and

(iii)            a fully completed and duly executed Accredited Investor Questionnaire, reasonably satisfactory to the Company, and Stock Certificate Questionnaire in the forms attached hereto as Exhibits A-1 and A-2, respectively.

2.3           Second Closing Deliveries.

(a)           On or prior to the Second Closing, the Company shall issue, deliver or cause to be delivered to the Purchaser a copy of the Company’s irrevocable instructions to the Transfer Agent, acknowledged by the Transfer Agent, instructing the Transfer Agent to deliver, on an expedited basis, one or more stock certificates, free and clear of all restrictive and other legends (except as provided in Section 4.1(b) hereof), evidencing the Remaining Shares subscribed for by Purchaser hereunder, registered in the name of the Purchaser as set forth on the Stock Certificate Questionnaire included as Exhibit A-2 hereto, with the original stock certificates sent to the Purchaser within three (3) Business Days of the Second Closing.

(b)           At the Second Closing, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)           the Remaining Purchase Price in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to the Purchaser by the Company for such purpose; and

(ii)           a fully completed and duly executed Accredited Investor Questionnaire, reasonably satisfactory to the Company, and Stock Certificate Questionnaire in the forms attached hereto as Exhibits A-1 and A-2, respectively, to the extent that the information provided by the Purchaser in any of Exhibits A-1 and A-2 pursuant to Section 2.2(b)(iii) is no longer correct.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the Initial Closing Date (as though made then and as though the Initial Closing Date were substituted for the date of this Agreement, except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to the Purchaser that the following representations and warranties are true and complete, except as set forth in the Schedules delivered herewith.  The Schedules shall be arranged in sections corresponding to the lettered subsections contained in this Section 3.1, and the disclosures in any subsection of the schedules shall qualify other subsections in this Section 3.1 to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other subsections.

(a)           Subsidiaries.  The Company has no direct or indirect Subsidiaries.

(b)           Organization and Qualification.  The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation of any of the provisions of its certificate of incorporation or, in any material respects, its by-laws or other organizational or charter documents.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to have a Material Adverse Effect.

(c)           Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals.  Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts.  Except as set forth in Schedule 3.1(d) hereto, the execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares) do not and will not (i) conflict with or violate any provisions of the Company’s certificate of incorporation, by-laws or otherwise result in a violation of the organizational documents of the Company, (ii) conflict with, result in any breach of any provision of, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchaser herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  Except as set forth in Schedule 3.1(e) hereto, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Shares), other than (i) the filing with the Commission of one or more Registration Statements, (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance and sale of the Common Stock and the listing of the Common Stock for trading or quotation, as the case may be, thereon in the time and manner required thereby, (v) the filings required in accordance with Section 4.8 of this Agreement, (vi) the satisfaction of the Stockholder Approval Condition for the Second Closing, and (vii) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(f)           Issuance of the Shares.  The Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights.  Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

(g)           Capitalization.  The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options, warrants and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) as of the Initial Closing Date, is as set forth in the Closing Capitalization Table delivered pursuant to Section 2.2(a)(ix).  All issued and outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable and have been issued in compliance in all material respects with all applicable federal and state securities laws and none of such outstanding securities were issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company.  The Closing Capitalization Table delivered pursuant to Section 2.2(a)(ix) is true and accurate as of the Initial Closing Date.  Except as disclosed in the Closing

Capitalization Table delivered pursuant to Section 2.2(a)(ix), as of the Closing Date, the Company did not have outstanding any other options, warrants, securities convertible into Common Stock, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as set forth in the Closing Capitalization Table delivered pursuant to Section 2.2(a)(ix), and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no preemptive rights, antidilution or price adjustment provisions contained in any security issued and outstanding by the Company (or in any agreement providing rights to security holders) and the issuance and sale or the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. Except as set forth in the Closing Capitalization Table delivered pursuant to Section 2.2(a)(ix), and except for the Registration Rights Agreement and the Voting Agreement, (A) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act, (B) there are no agreements or arrangements pursuant to which any Person has any co-sale rights, subscription rights, rights of first refusal, rights of first offer, tag along rights, or drag along rights, and (C) there are no agreements or arrangements relating to the voting of securities of the Company, nor are there any other similar rights relating to the, registration, transfer, sale or voting of the securities of the Company.  To the Company’s Knowledge, except as disclosed in the SEC Reports and any Schedules 13D or 13G filed with the SEC pursuant to Rule 13d-1 of the Exchange Act by reporting persons or in Schedule 3.1(g) hereto, as of the date hereof no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock.

(h)           SEC Reports; Disclosure Materials.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension and has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof. Such reports required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”.  As of their respective dates (or, if amended or superseded by a filing prior to the Initial Closing Date, then on the date of such filing), the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act (as applicable) and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the Initial Closing Date, then on the date of such filing) by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or identified in the

SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the Commission.

(i)           Financial Statements.  The financial statements of the Company included in the SEC Reports comply (or, to the extent corrected by a subsequent restatement that is filed with the Commission prior to the date hereof, as corrected do comply) in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(j)           Tax Matters.  The Company (i) has prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clauses (i) and (ii) above, where the failure to so pay or file any such tax, assessment, charge or return would not reasonably be expected to have a Material Adverse Effect.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction and the officers of the Company know of no basis for any such claim.

(k)           Material Changes; Undisclosed Events, Liabilities or Developments; Solvency.  Since the date of the latest financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or as set forth in Schedule 3.1(k) hereto, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and (ii) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract, (iii) all Material Contracts are in full force and effect except those that have expired by their terms or as otherwise set forth in the SEC Reports and, to the Company’s Knowledge, no party to any Material Contract is in breach thereof in any material respect, (iv) the Company’s business has been operated in the ordinary course, (v) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (vi) the Company has not altered its method of accounting or changed its auditors, except as disclosed in its SEC Reports, (vii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (viii) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans. The Company has not taken any steps to seek protection pursuant to any bankruptcy law and, to the Company’s Knowledge, none of its creditors intends to initiate involuntary bankruptcy proceedings and there does not exist any fact which would reasonably lead a creditor to do so.  Based on the financial condition of the Company as of the Initial Closing, after giving effect to transactions contemplated hereby to occur at the

Initial Closing, the Company reasonably expects to have sufficient cash on hand to pay all of its currently foreseeable expenses for the next twelve months.

(l)           Environmental Matters.  To the Company’s Knowledge, the Company (i) is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) does not own or operate any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is not subject to any claim relating to any Environmental Laws; which, in the case of any of the matters described in clauses (i) – (iv), has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s Knowledge, there is no pending or threatened investigation that might lead to such a claim.

(m)           Litigation.  There is no Action (and in the case of any inquiry or investigation, to the Company’s Knowledge) before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, and no such Action is currently threatened that could reasonably be expected to lead to the commencement of an Action.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

(n)           Contracts.  Schedule 3.1(n) lists the following contracts, agreements, commitments or binding understanding, whether oral or written (collectively, the “Contracts”), to which the Company is a party or subject or by which it is bound: (i) each employment related Contract, (ii) each Contract (A) with any Insider or (B) between or among any Insiders relating in any way to the Company; and (iii) each Material Contract.

(o)           Employment Matters.  No material labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company which would reasonably be expected to have a Material Adverse Effect.  The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           Employee Relations.  The Company is not a party to any collective bargaining agreement.  The Company believes that its relations with its employees are as disclosed in the SEC Reports.  Except as disclosed in the SEC Reports, no current executive officer of the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company.  To the Company’s Knowledge, no executive officer of the Company is in violation of any material term of any employment Contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

(q)           Labor Matters.  The Company is in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(r)           Minute Books.  The minute books of the Company for the period from 2001 to present, all of which have been made available to the Purchaser, are complete and correct.  The minute books of the Company contain, in all material respects, accurate records of all meetings held and actions taken by the Board of Directors and committees of the Board of Directors of the Company during such period, and no meeting of the Board of Directors or committees has been held for which minutes are not contained in such minute books, other than meetings held within the last sixty (60) days for which minutes have not yet been prepared and/or approved by the Board of Directors or applicable committee.

(s)           Affiliate Transactions.  Except as disclosed in the SEC Reports, no Insider has any agreement, contract, commitment or binding understanding, whether oral or written, with the Company (other than the employment agreements filed with the Commission), any loan to or from the Company or any interest in any assets (whether real, personal or mixed, tangible or intangible) used in or pertaining to the business of the Company (other than ownership of capital stock of the Company).  To the Company’s Knowledge, except as set forth in the SEC Reports, no director or officer has any direct or indirect interest in any supplier of the Company or in any Person from whom or to whom the Company leases any property, or in any other Person with whom the Company otherwise transacts business of any nature, other than transactions entered into in the ordinary course of business on the Company’s web site.

(t)           Compliance.  The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is not in violation of any order of which the Company has been made aware in writing of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (iii) is not in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)           Regulatory Permits.  The Company possesses or has applied for all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as currently conducted and as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i)  the Company has not received any notice in writing of proceedings relating to the revocation or material adverse modification of any such Material Permits and (ii) to the Company’s Knowledge, there do not exist any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

(v)           Title to Assets.  The Company does not own any real property.  The Company has good and marketable title to all tangible personal property owned by it which is material to the business of the Company, taken as a whole, free and clear of all Liens except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company.  Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

(w)           Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and locations in which the Company is engaged.

(x)           Patents and Trademarks.  The Company owns, possesses, licenses or has other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of its business as now conducted, as described in the SEC Reports (the “Company Intellectual Property”).  Except as set forth in the SEC Reports, (a) to the Company’s Knowledge, there are no rights of third parties to any such Company Intellectual Property that is owned by the Company; (b) to the Company’s Knowledge, there is no pending or threatened Action by others challenging the Company’s rights in or to any such Company Intellectual Property that could reasonably be expected to have a Material Adverse Effect; and (c) to the Company’s Knowledge, there is no pending or threatened Action by others that the Company infringes or otherwise violates any Intellectual Property of others that could reasonably be expected to have a Material Adverse Effect.

(y)           Internal Accounting Controls; Disclosure Controls.  Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company (i) has established and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, and (ii) has disclosed, based on its most recent evaluations, to its outside auditors and the Audit Committee of the Board of Directors of the Company (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data, and (B) any fraud known to the Company, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(z)           Form S-3 Eligibility.  As of the date hereof, the Company is eligible to register the Shares for resale by the Purchaser using Form S-3 promulgated under the Securities Act.

(aa)           Sarbanes-Oxley.  The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(bb)           Foreign Corrupt Practices.  Neither the Company nor, to the Company’s Knowledge, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political parties or campaigns from corporate funds; (iii) violated or is in violation in any material respect of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(cc)           Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its SEC Filings and is not so disclosed or that otherwise would reasonably be expected to have a Material Adverse Effect.

(dd)           Indebtedness.  Except as disclosed in the SEC Reports or as incurred pursuant to transactions entered into in the ordinary course of business since September 30, 2009, the Company (i) does not have any outstanding Indebtedness, and (ii) is not in violation of any term of or is in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(ee)           Certain Fees.  No person or entity will have, as a result of the transactions contemplated by this Agreement and the Transaction Documents, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.  The Company shall indemnify, pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(ff)           Private Placement.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Accredited Investor Questionnaires, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchaser under the Transaction Documents.

(gg)           Registration Rights.  Other than as set forth in the SEC Reports and the Transaction Documents, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

(hh)           No Integrated Offering.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(ii)           Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the twelve months preceding the date hereof, received written notice from any Trading Market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.  The Company is in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on the Principal Trading Market.

(jj)           Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of the State of Delaware that is applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, as a result of the Company’s issuance of the Shares and the Purchaser’s ownership of the Shares.

(kk)           Disclosure.  To the Company’s Knowledge, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations, financial conditions or prospects, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the Exchange Act are being incorporated into an effective registration statement filed by the Company under the Securities Act), except for the announcement of this Agreement and related transactions contemplated hereby and as may be disclosed on the Current Report on Form 8-K filed pursuant to Section 4.8.  The Company acknowledges and agrees that the Purchaser has not made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.

(ll)           No General Solicitation.  The Company did not offer the Shares as a general solicitation in the form of an advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

3.2           Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants as of the date hereof to the Company as follows:

(a)           Organization; Authority.  The Purchaser is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware with the requisite partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary partnership action on the part of the Purchaser, and no further partnership action is required by the Purchaser or its General Partner Board in connection therewith.  This Agreement and the other Transaction Documents to which Purchaser is a party have been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof and thereof, each will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)           No Conflicts.  The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Documents to which it is a party and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the formation documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(c)           Filings, Consents and Approvals.  The Purchaser is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Purchaser of the Transaction Documents.

(d)           Investment Intent.  The  Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Shares for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of the Shares pursuant to an effective Registration Statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.  The Purchaser is acquiring the Shares hereunder in the ordinary course of its business.  The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares to or through any person or entity; the Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(e)           Purchaser Status.  At the time the Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(f)           General Solicitation.  The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(g)           Experience of the Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(h)           Access to Information.  The Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect the Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.  The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares.  The Purchaser acknowledges and agrees that the Company has not made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.

(i)           Certain Trading Activities.  Other than with respect to the transactions contemplated herein, since the time that the Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby, neither the Purchaser nor any Affiliate of the Purchaser which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to the Purchaser’s investments or trading or information concerning the Purchaser’s investments, including in respect of the Shares, and (iii) is subject to the Purchaser’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”), has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities).

(j)           Brokers and Finders.  No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.  The Purchaser shall indemnify, pay, and hold the Company harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(k)           Independent Investment Decision.  The Purchaser has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents.  The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice.  The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(l)           Reliance on Exemptions.  The Purchaser understands that the Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

(m)           No Governmental Review.  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(n)           Office.  The Purchaser’s office in which its investment decision with respect to the Shares was made is located at 152 West 57th Street, 23rd Floor, New York, New York 10019.

(o)           Adequate Funds.  The Purchaser has sufficient funds available to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party.

The Company and the Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           Compliance with Laws.  Notwithstanding any other provision of this Article IV, the Purchaser covenants that the Shares may be disposed of only pursuant to an effective Registration Statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws.  In connection with any transfer of the Shares other than (i) pursuant to an effective Registration Statement or (ii) to the Company, the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.  As a condition of transfer (other than pursuant to clauses (i) or (ii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Purchaser under this Agreement with respect to such transferred Shares to the extent explicitly set forth in the Transaction Documents.  Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any such legal opinion, except to the extent that the Transfer Agent requests such legal opinion, any transfer of Shares by the Purchaser to an Affiliate of the Purchaser, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act and provided that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Shares.

(b)           Legends.  Certificates evidencing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c) or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT

BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE OFFER AND SALE OF THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT, IN WHICH CASE THE COMPANY IS ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT SUCH SECURITIES CAN BE SOLD OR TRANSFERRED PURSUANT TO RULE 144 UNDER THE 1933 ACT.  NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

(c)           Removal of Legends.  The restrictive legend set forth in Section 4.1(b) above shall be removed and the Transfer Agent or the Company, as the case may be, shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Shares are registered for resale under the Securities Act (provided that, if the Purchaser is selling pursuant to the effective Registration Statement registering the Shares for resale, the Purchaser agrees to only sell such Shares during such time that such Registration Statement is effective and not withdrawn or suspended, and only as permitted by such Registration Statement), (ii) such Shares are sold or transferred pursuant to Rule 144, (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, or (iv) if the holder provides the Company with a legal opinion (and the documents upon which the legal opinion is based) reasonably acceptable to the Company to the effect that the legend is not required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the Staff of the Commission).  Certificates for Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with DTC as directed by the Purchaser. Following the effective date that the Registration Statement is first declared effective by the Commission, and provided the Registration Statement referred to in clause (i) above is then in effect, or at such earlier time as a legend is no longer required for certain Shares, the Company will no later than three Trading Days following the delivery by the Purchaser to the Company or the Transfer Agent (if delivery is made to the Transfer Agent a copy shall be contemporaneously delivered to the Company) of (i) a legended certificate representing such Shares (and, in the case of a requested transfer, endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect transfer), and (ii) an opinion of counsel to the extent required by Section 4.1, deliver or cause to be delivered to the Purchaser a certificate representing such Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section, provided however that, notwithstanding anything to the contrary contained herein, if for any reason the Registration Statement ceases to be available for any period of time for the resale of the Shares, the Company may instruct the Transfer Agent not to permit transfers of the Shares, except for transfers otherwise made in accordance with the provisions of this Section 4.1.

(d)           Acknowledgement.  The Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Shares or any interest therein without complying with the requirements of the Securities Act.  Except as otherwise provided below, while any Registration Statement remains effective, the Purchaser hereunder may sell the Shares in accordance with the plan of distribution contained in such Registration Statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available.  The Purchaser agrees that if it is notified by the Company in writing at any time that the Registration Statement registering the resale of the Shares is not effective or that the prospectus included in such Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Shares until such time as the Purchaser is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless the Purchaser is able to, and does, sell such Shares pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act.  Both the Company and its Transfer Agent, and their respective directors, officers, employees and agents, may rely on this Section 4.1(d).

4.2           Stockholder Meeting.

(a)           The Company shall, as soon as reasonably practicable following the execution of this Agreement, duly call, give notice of, convene, and hold a meeting of its stockholders (the “Company Stockholder Meeting”) for the purpose of satisfying the Stockholder Approval Condition.  The Company shall, as soon as practicable following the execution of this Agreement (but in no event later than the thirtieth (30th) day following the Initial Closing Date) (the “Initial Filing Date”), prepare and file with the Commission a preliminary information statement or proxy statement relating to the Stockholder Approval Condition and will use its reasonable best efforts to respond to any comments of the Commission and to cause the definitive information statement or proxy statement relating to the Company Approval Condition (the “Information Statement” and the “Proxy Statement”, respectively) to be mailed to the Company’s stockholders as promptly as reasonably practicable after responding to all such comments to the satisfaction of the SEC.  The Company shall satisfy the Stockholder Approval Condition, as soon as practicable, but in any event, within forty-five (45) days after the Initial Filing Date (the “Stockholder Meeting Date”), provided that if the Company receives comments from the Commission on the Proxy Statement or Information Statement (as applicable), the Stockholder Meeting Date shall be extended by an additional thirty (30) days or such longer period of time as is reasonably necessary to resolve such comments.  The Company shall, through its Board of Directors, recommend to its stockholders that the Stockholder Approval Condition be satisfied by stockholders of the Company entitled to vote at the Company Stockholder Meeting (the “Company Recommendation”).  Subject to Section 4.3(c), the Company’s obligations pursuant to this Section 4.2 shall not be affected by (i) the commencement, public proposal, public disclosure, or communication to the Company of any Acquisition Proposal or (ii) an Adverse Recommendation Change.

(b)           The Company will notify the Purchaser promptly of the receipt of any comments from the Commission and of any request by the Commission for amendments or supplements to the Proxy Statement or Information Statement (as applicable) or for additional information, and will supply the Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the Commission, on the other hand, with respect to the Proxy Statement or Information Statement (as applicable).  If at any time prior to the Company Stockholder Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement or Information Statement (as

applicable), the Company will promptly prepare and mail to its stockholders such an amendment or supplement.  The Company will not mail any Proxy Statement or Information Statement, or any amendment or supplement thereto, to which the Purchaser reasonably objects after being afforded the opportunity to review the same.  The Purchaser shall cooperate with the Company in the preparation of the Proxy Statement or Information Statement (as applicable) and in responding to comments of the Commission, and the Purchaser shall promptly notify the Company if any information supplied by it for inclusion in the Proxy Statement or Information Statement (as applicable) shall have become false or misleading, and shall cooperate with the Company in disseminating the Proxy Statement or Information Statement (as applicable), as so amended or supplemented, to correct any such false or misleading information.

4.3           No Solicitation.

(a)           Except as authorized or permitted in this Section 4.3, the Company agrees that it shall not, and that it shall cause its and its directors, officers, Existing Stockholders, employees and agents (the “Representatives”) not to, directly or indirectly, (i) initiate, solicit, or knowingly encourage or knowingly facilitate the submission of any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish any non-public information to any Person (other than the Purchaser) in connection with an Acquisition Proposal, (iii) enter into any letter of intent or agreement related to an Acquisition Proposal (other than a confidentiality agreement as contemplated by Section 4.3(b)(b), or (iv) approve or recommend an Acquisition Proposal.

(b)           Notwithstanding Section 4.3(a), after the Initial Closing Date and prior to the date on which the Stockholder Approval Condition is satisfied (the “Stockholder Approval Date”), if the Company or its Representatives receive an unsolicited bona fide written Acquisition Proposal that the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel and financial advisors, constitutes, or is reasonably likely to lead to, a Superior Proposal and the Company’s Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that failure to do so would result in a breach of its fiduciary obligations under applicable law, the Company may take the following actions: (i) furnish information to the third party making such Acquisition Proposal (a “Qualified Bidder”), provided the Company receives from the Qualified Bidder an executed confidentiality agreement (the terms of which are no less favorable to the Company than those contained in the confidentiality agreement between the Company and Purchaser), and (ii) engage in discussions or negotiations with the Qualified Bidder and its Representatives with respect to the Acquisition Proposal.

(c)           Except as otherwise provided in Section 4.3(d), neither the Company’s Board of Directors nor any committee thereof may withdraw or change in a manner adverse to the Purchaser the Company Recommendation or propose publicly to approve, adopt or recommend any Acquisition Proposal (an “Adverse Recommendation Change”).

(d)           Notwithstanding Section 4.3(c), at any time after the Initial Closing date and prior to the Stockholder Approval Date, the Company’s Board of Directors may in response to a Superior Proposal that did not result from a breach by the Company of this Section 4.3, (i) effect an Adverse Recommendation Change, and/or (ii) enter into a definitive agreement with respect to such Superior Proposal (an “Acquisition Agreement”) if the Company’s Board of Directors determines in good faith, after consultation with the

Company’s outside legal counsel and financial advisors, that failure to do so would result in a breach of its fiduciary obligations under applicable law; provided, however, that such actions may only be taken at a time that is (A) after the fifth (5th) Business Day following the Purchaser’s receipt of written notice from the Company that the Company’s Board of Directors is prepared to take such action (the “Subsequent Determination Notice”), which notice will specify the material terms of the applicable Acquisition Proposal and identify the Person making such Superior Proposal (it being understood and agreed that any material amendment to such Superior Proposal, including the financial terms of such Superior Proposal, shall require the delivery of a new Subsequent Determination Notice and the commencement of a new five (5) Business-Day period), and (B) at the end of such period, the Company’s Board of Directors determines in good faith, after taking into account all amendments or revisions irrevocably committed to by the Purchaser and after consultation with its outside legal counsel and financial advisors, that such Acquisition Proposal remains a Superior Proposal.  During any such five (5) Business-Day period, the Purchaser shall be entitled to deliver to the Company one or more counterproposals to such Acquisition Proposal, and the Company shall give the Purchaser the opportunity to meet and negotiate with the Company and its Representatives.

(e)           Any Adverse Recommendation Change shall not change the approval of this Agreement or any other related approval of the Company’s Board of Directors, nor shall any Adverse Recommendation Change have the effect of causing any state (including Delaware) corporate takeover statute or other similar statute to be applicable to the transactions contemplated hereby or thereby.

(f)           From and after the execution of this Agreement, the Company shall notify the Purchaser promptly (but in any event within one (1) Business Day) of the receipt of any inquiries, discussions, negotiations, proposals or expressions of interest with respect to an Acquisition Proposal (including a summary of the material terms and conditions thereof).

4.4           Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Shares may result in dilution of the outstanding shares of Common Stock.  The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.5           Furnishing of Information.  In order to enable the Purchaser to sell the Shares under Rule 144 of the Securities Act, the Company shall use its commercially reasonable efforts to maintain the registration of the Shares under Section 12(b) of the Exchange Act for as long as the Company is required to under applicable law and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act for as long as the Company is subject to the reporting requirements of the Exchange Act.

4.6           Form D and Blue Sky.  The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D.  The Company, on or before the Initial Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchaser at the Initial Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification).  The Company shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Initial Closing Date.

4.7           No Integration.  The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser, or that will be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.8           Securities Laws Disclosure; Publicity.  By 9:00 a.m., New York City time, on the Trading Day immediately following the execution of this Agreement, the Company shall issue a press release (“Press Release”) disclosing all material terms of the transactions contemplated hereby.  On or before 9:00 a.m., Eastern Standard Time, on or before the fourth Trading Day immediately following the execution of this Agreement, the Company will file a Current Report on Form 8-K with the Commission describing the terms of the Transaction Documents (and including as exhibits to such Current Report on Form 8-K the material Transaction Documents (including, without limitation, this Agreement)).  The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 4.8, the Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), provided however that the Confidentiality Agreement between the Purchaser and the Company shall continue in full force and effect in accordance with the terms thereof.

4.9           Indemnification.

(a)           Indemnification of the Purchaser.  The Company will indemnify and hold the Purchaser and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that the Purchaser Party may suffer or incur arising from or relating to any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents.  The Company will not be liable to any Purchaser Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser Party in this Agreement or in the other Transaction Documents.

(b)           The Purchaser will indemnify and hold the Company and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Company Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’

fees and costs of investigation that the Company Party may suffer arising from or relating to (i) any of the representations and warranties made by the Purchaser in this agreement or (ii) any failure by the Purchaser to comply with the covenants and agreements contained in Section 4.1 hereof respecting transfers of the Shares.

(c)           Conduct of Indemnification Proceedings.  Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 4.9(a) or (b), such Indemnified Person shall promptly notify the Company or the Purchaser, as applicable (the “Indemnifying Person”), in writing and the Indemnifying Person shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however , that the failure of any Indemnified Person to so notify the Indemnifying Person shall not relieve the Indemnifying Person of its obligations hereunder except to the extent that the Indemnifying Person is actually and materially and adversely prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Indemnifying Person shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to the Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to the Indemnified Person, there exists or shall exist a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Person and the Indemnifying Person.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned unless the Indemnifying Person fails to defend any proceeding or fails to promptly respond to a settlement offer.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Indemnifying Person shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

4.10           Listing of Common Stock.  To the extent required by the Principal Trading Market, the Company shall prepare and file with the Principal Trading Market an additional shares listing application covering all of the Shares in the time and manner required by the Principal Trading Market.

4.11           Use of Proceeds.  The Company intends to use the net proceeds from the sale of the Shares hereunder for ordinary working capital purposes.

4.12           Short Sales After The Date Hereof.  The Purchaser will not use any of the restricted Shares acquired pursuant to this Agreement to cover any Short Sales in the Common Stock of the Company if doing so would be in violation of applicable securities laws in the holding and sale of the Shares.

4.13           Inspection Rights.  The Purchaser agrees that it and its employees, agents and representatives will keep confidential and will not disclose, divulge or use (other than for purposes of monitoring its investment in the Company) any confidential information which the Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to the Purchaser pursuant to this Agreement granted hereunder, unless such information is known to the public through no fault of the Purchaser or his or its employees or representatives; provided, however, that the Purchaser may disclose such information (i) to its attorneys, accountants and other professionals in connection with their representation of the Purchaser in connection with the Purchaser’s investment in the Company, (ii) to any prospective permitted transferee of the Shares, so long as the prospective transferee agrees in writing to be bound by the provisions of this Section 4.13, or (iii) to any general partner or affiliate of the Purchaser.

4.14           Election of the Purchaser’s Board Nominees.  Each of the Purchaser’s two nominees for election to the Company’s Board of Directors pursuant to the Voting Agreement shall be elected to the Company’s Board of Directors after the Initial Closing Date.  One such nominee shall be elected to the Company’s Board of Directors immediately after the Initial Closing Date and the other such nominee shall be elected to the Company’s Board of Directors in January 2010.

ARTICLE V
CONDITIONS PRECEDENT TO INITIAL CLOSING AND SECOND CLOSING

5.1           Conditions Precedent to the Obligations of the Purchaser at the Initial Closing.  The obligation of the Purchaser to purchase the Shares at the Initial Closing is subject to the fulfillment, on or prior to the Initial Closing Date, of each of the following conditions, any of which may be waived by the Purchaser:

(a)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b)           Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Initial Closing.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)           Consents.  The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares at the Initial Closing, all of which shall be and remain so long as necessary in full force and effect.

(e)           No Suspensions of Trading in Common Stock; Listing.  The Common Stock (i) shall be designated for quotation or listed on the Principal Trading Market and (ii) shall not have been suspended, as of the Initial Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Initial Closing Date, either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market.

(f)           Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(g)           Compliance Certificate.  The Company shall have delivered to the Purchaser a certificate, dated as of the Initial Closing Date and signed by its Chief Executive

Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and 5.1(b).
(h)           Conversion of Notes.  The Notes shall have been converted into shares of Common Stock pursuant to their respective terms; provided, however, that the interest due and payable on the Notes shall be paid by the Company in cash.

(i)           Registration Rights, Lock Up Agreements, Management Rights Letter and Voting Agreement.  The Registration Rights Agreement, Lock Up Agreements, Management Rights Letter and Voting Agreement shall have been executed and delivered by the parties thereto other than the Purchaser.

(j)           Company Board Approval.  The Company’s Board of Directors shall have approved the transactions contemplated in this Agreement and the Transaction Documents such that the Purchaser is not subject to the restrictions of an “interested stockholder” as such term is defined in Section 203 of the Delaware General Corporation Law.

(k)           Termination.  This Agreement shall not have been terminated as to the Purchaser in accordance with Section 6.16 herein.

5.2           Conditions Precedent to the Obligations of the Company at the Initial Closing.  The Company’s obligation to sell and issue the Shares at the Initial Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Initial Closing Date of the following conditions, any of which may be waived by the Company:

(a)           Representations and Warranties.  The representations and warranties made by the Purchaser in Section 3.2 hereof shall be true and correct in all material respects as of the date when made, and as of the Initial Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b)           Performance.  The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Initial Closing Date.

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)           Consents.  The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Shares, all of which shall be and remain so long as necessary in full force and effect.

(e)           Purchaser Deliverables.  The Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(f)           Termination.  This Agreement shall not have been terminated as to the Purchaser in accordance with Section 6.16 herein.

5.3           Conditions to the Second Closing.  The obligations of the Purchaser to accept delivery of and to make payments for, and the Company’s obligation to sell and issue, the Remaining Shares are subject to the fulfillment of the following conditions:

(a)           Stockholder Approval Condition.  The Company’s receipt and effectiveness of stockholder approval (the “Stockholder Approval Condition”) for (i) the issuance of the Remaining Shares, (ii) the purchase by the Purchaser or another new investor of shares of Common Stock from certain current stockholders of the Company, as may be required pursuant to the rules and regulations of the Nasdaq Capital Market, the Commission or otherwise, if the Company (a) receives written notice of the material terms thereof and the identity of the purchaser at least ten (10) days prior to the filing of the Proxy Statement or Information Statement (as applicable) and (b) agrees to the terms and the purchaser identified in such notice, (iii) of the issuance of any warrants pursuant to Section 2.2.3 of the Registration Rights Agreement, and (iv) the amendment to the Company’s certificate of incorporation to classify its Board of Directors.

(b)           Board Restructuring.  The restructuring of the Company’s Board of Directors shall be completed pursuant to the terms of the Voting Agreement simultaneously with the Second Closing.

Upon the satisfaction of the foregoing conditions, the Company will issue to the Purchaser the Remaining Shares and the Purchaser shall deliver, or cause to be delivered, to the Company, in accordance with the terms of this Agreement, the Remaining Purchase Price in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to the Purchaser by the Company for such purpose.

ARTICLE VI
MISCELLANEOUS

6.1           Fees and Expenses.  At the Initial Closing, the Company shall reimburse the Purchaser for its reasonable legal fees in the amount of up to $100,000 in connection with the transactions contemplated by this Agreement and the Transaction Documents; provided, however, that the Purchaser provides the Company with a reasonably detailed invoice for such services.  Other than the Purchaser’s legal fees provided above, the Company and the Purchaser shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Shares to the Purchaser.

6.2           Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  At or after the Initial Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:00 p.m., Eastern Standard Time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:00 p.m., Eastern Standard Time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	Bluefly, Inc.
42 West 39th Street
New York, New York 10018
Telephone No.: (212) 944-8000
Facsimile No.: (212) 354-3400
Attention:  Chief Financial Officer

With a copy to (which shall not constitute notice):

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036
Telephone No.: (212) 698 3500
Facsimile No.: (212 698 3599
Attention: Richard A. Goldberg, Esq.

If o the Purchaser:	Rho Ventures VI, L.P.
Carnegie Hall Tower
152 West 57th Street, 23rd Floor
New York, New York 10019
Telephone No.:  (212) 751-6677
Facsimile No.:  (212.751.3613
Attention:  Jeffrey I. Martin, Esq.

With a copy to (which shall not constitute notice):

Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, New York
Telephone No.: (212) 813-8800
Facsimile No.: (212) 355-3333
Attention: Stephen M. Davis, Esq.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4           Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Purchaser.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6           Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns.  Except as otherwise provided in the Transaction Documents, neither this Agreement, nor any rights or obligations hereunder or under any of the other Transaction Documents, may be assigned by the Company or the Purchaser without the prior written consent of the other party.

6.7           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and, except as set forth in Section 4.1(d) hereof, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the applicable courts located in the State of New York.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the applicable courts located in the County of New York, State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such courts located in the County of New York, State of New York, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9           Survival.  Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Second Closing and the delivery of the Remaining Shares.

6.10           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12           Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.  If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.14           Payment Set Aside.  To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15           Adjustments in Common Stock Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Initial Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

6.16           Termination.  This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Initial Closing by either the Company or the Purchaser upon written notice to the other, if the Initial Closing has not been consummated on or prior to 5:00 p.m., Eastern Standard Time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.16 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Initial Closing to occur on or before such time.  In addition, after the Initial Closing date, either party may terminate the parties’ obligation to effect the Second Closing upon two (2) Business Days prior written notice to the other party hereto if, the Stockholder Approval Condition is not satisfied on or before April 30, 2010.  The Purchaser shall have the right to terminate this Agreement upon two (2) Business Days prior written notice to the Company subsequent to an Adverse Recommendation Change.  Nothing in this Section 6.16 shall be deemed to release any party from any liability for any intentional breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.  Upon a termination in accordance with this Section, the Company and the Purchaser shall not have any further obligation or liability (including arising from such termination) to the other.

6.17           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.18           Limitation of Liability.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of the Purchaser arising directly or indirectly under any of the Transaction Documents of any and every nature whatsoever shall be satisfied solely out of the assets of the Purchaser, and that no trustee, officer, other investment vehicle or any other affiliate of the Purchaser  or any investor, shareholder or holder of shares of beneficial interest of the Purchaser shall be personally liable for any liabilities of the Purchaser.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BLUEFLY, INC.

By:	/s/ Kara B. Jenny
Name: Kara B. Jenny
Title: Chief Financial Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGE OF THE PURCHASER FOLLOWS]

RHO VENTURES VI, L.P. By: RMV VI, L.L.C., its General Partner By: Rho Capital Partners LLC, its Managing Member

By:	/s/ Habib Kairouz
Name: Habib Kairouz
Title: Managing Member

Tax ID No.:

Delivery Instructions:

(if different than address for notice set forth in Section 6.3 above)

c/o  _______________________________

Street:   ____________________________

City/State/Zip: ______________________

Attention: __________________________

Telephone No.: ____________________________

EXHIBITS

A-1:	Accredited Investor Questionnaire
A-2:	Stock Certificate Questionnaire
B:	Registration Rights Agreement
C:	Voting Agreement
D:	Lock Up Agreements
E:	Management Rights Letter

SCHEDULES

3.1(d)	No Conflicts
3.1(e)	Filings; Consents and Approvals
3.1(g):	Capitalization
3.1(k)	Material Changes; Undisclosed Events, Liabilities or Developments; Solvency
3.1(n):	Contracts

EXHIBIT A-1

ACCREDITED INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:           Bluefly, Inc.

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of shares of common stock, par value $0.01 per share (the “Securities”), of Bluefly, Inc., a Delaware corporation (the “Corporation”).  The Securities are being offered and sold by the Corporation without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  The Corporation must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor.  The purpose of this Questionnaire is to assure the Corporation that each investor will meet the applicable suitability requirements.  The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security.  Your answers will be kept strictly confidential.  However, by signing this Questionnaire, you will be authorizing the Corporation to provide a completed copy of this Questionnaire to such parties as the Corporation deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities.  All potential investors must answer all applicable questions and complete, date and sign this Questionnaire.  Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

PART A.                      BACKGROUND INFORMATION

Name of Beneficial Owner of the Securities:

Business Address:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: (___)

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:

State of formation:	Approximate Date of formation:

Were you formed for the purpose of investing in the securities being offered?

Yes ____                      No ____

If an individual:

Residence Address:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: (___)

Age: __________                                                      Citizenship: ____________                                                      Where registered to vote: _______________

Set forth in the space provided below the state(s), if any, in the United States in which you maintained your residence during the past two years and the dates during which you resided in each state:

Are you a director or executive officer of the Corporation?

Yes ____                      No ____

Social Security or Taxpayer Identification No.

PART B.                      ACCREDITED INVESTOR QUESTIONNAIRE

In order for the Company to offer and sell the Securities in conformance with state and federal securities laws, the following information must be obtained regarding your investor status.  Please initial each category applicable to you as a Purchaser of Securities of the Company.

__ (1)
A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

__ (2)	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

__ (3)	An insurance company as defined in Section 2(13) of the Securities Act;

__ (4)	An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

__ (5)	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

__ (6)
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

__ (7)
An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

__ (8)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

__ (9)
An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

__ (10)
A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

___(11)	A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

___(12)
A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000, in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

___(13)	An executive officer or director of the Company;

___(14)
An entity in which all of the equity owners qualify under any of the above subparagraphs.  If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

A.           FOR EXECUTION BY AN INDIVIDUAL:

Date	By
Print Name:

B.           FOR EXECUTION BY AN ENTITY:

Entity Name:

Date	By
Print Name:
Title:

C.	ADDITIONAL SIGNATURES (if required by partnership, corporation or trust document):

Entity Name:

Date	By
Print Name:
Title:

Entity Name:

Date	By
Print Name:
Title:

EXHIBIT A-2

Stock Certificate Questionnaire

Pursuant to Section 2.2(b) of the Agreement, please provide us with the following information:

1.	The exact name that the Securities are to be registered in (this is the name that will appear on the stock certificate(s)). You may use a nominee name if appropriate:
2.	The relationship between the Purchaser of the Securities and the Registered Holder listed in response to Item 1 above:
3.	The mailing address, telephone and telecopy number of the Registered Holder listed in response to Item 1 above:

4.	The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Holder listed in response to Item 1 above: